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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF MAYOR, DAY, CALDWELL & KEETON, L.L.P.]

                                April 28, 2000

Cheniere Energy, Inc.
1200 Smith Street, Suite 1740
Houston, Texas 77002

Ladies and Gentlemen:

    We have acted as counsel for Cheniere Energy, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to an aggregate of 20,470,788 shares (the "Shares") of Common Stock, par value $0.003 per share, of the Company ("Common Stock"), to be sold by certain selling stockholders of the Company as described in the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"). In such capacity, we have familiarized ourselves with the Certificate of Incorporation, as amended to date, and Bylaws, as amended to date, of the Company, and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

    Based upon our examination as aforesaid, we are of the opinion that:

    1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

    2. The Shares currently outstanding are, and the Shares underlying warrants when delivered for sufficient consideration and pursuant to the provisions of the warrants will be, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement at each place in which it appears.

                                 Sincerely,



                                 /s/ Mayor, Day Caldwell & Keeton, L.L.P.
                                 ----------------------------------------
                                 Mayor, Day, Caldwell & Keeton, L.L.P.